                                  EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Major Automotive Companies, Inc.,
(the "Company") on Form 10-Q for the period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I,
Bruce Bendell, President, Chief Executive Officer and Acting Chief Financial
Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

     (1)  The Report fully complies with the requirements of section 13(a) or
          15(d) of the Securities Exchange Act of 1934, as amended; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

September 15, 2005                          /s/ Bruce Bendell
                                            Bruce Bendell
                                            President, Chief Executive Officer
                                              and Acting Chief Financial Officer